UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2009

INFOCUS CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 000-18908

Oregon	93-0932102
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

27500 SW Parkway Avenue, Wilsonville, Oregon	97070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 503-685-8888

Former name or former address if changed since last report: no change

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Merger Agreement

On April 10, 2009, InFocus Corporation, an Oregon corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Image Holdings Corporation, an Oregon corporation (“Parent”), and IC Acquisition Corp., an Oregon corporation and a wholly owned subsidiary of Parent (“Purchaser”).

On the terms and subject to the conditions of the Merger Agreement, Purchaser will commence a tender offer (the “Offer”) to purchase all of the Company’s outstanding shares of common stock (the “Common Stock”), at a purchase price of $0.95 per share in cash (the “Offer Price”). Following the successful completion of the Offer, Purchaser will be merged (the “Merger”) with and into the Company, with each remaining outstanding share of Common Stock not purchased in the Offer being converted into the right to receive the Offer Price in cash. The Company will survive the Merger as a wholly owned subsidiary of Parent.

Purchaser’s obligation to accept for payment and pay for shares of Common Stock tendered in the Offer is subject to the tender of a minimum of 65% of the total outstanding Common Stock on a fully diluted basis and other customary conditions, including, among other things: (a) the absence of injunctions prohibiting the Offer or the Merger, (b) the absence of certain inaccuracies in the Company’s representations and warranties in the Merger Agreement, (c) compliance by the Company with its covenants in the Merger Agreement and (d) the absence of a material adverse effect on the Company.

Subject to the satisfaction or waiver of the other conditions to the Offer, if more than 65%, but fewer than 90%, of the outstanding shares of Common Stock are validly tendered (and not withdrawn) in the Offer, the Merger Agreement provides that Purchaser is obligated to purchase the tendered shares but may elect to conduct a subsequent offering period in order to achieve ownership of 90% of the outstanding shares, in order to effect a short-form merger. In addition, subject to certain conditions and limitations, the Company has granted Parent and Purchaser an option to purchase that number of shares of Common Stock as would enable Purchaser upon exercise of such option to achieve ownership of 90% of the outstanding shares of the Common Stock.

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants not to solicit proposals relating to alternative takeover proposals and, subject to certain exceptions, not to (a) enter into discussions concerning or provide information in connection with alternative takeover proposals, or (b) withdraw or modify, in a manner adverse to Parent, the recommendation of the Company’s board regarding acceptance of the Offer.

The Merger Agreement contains specified termination rights for the parties. If the Merger Agreement is terminated in certain circumstances where the Company receives an acquisition proposal that the board of directors of the Company determines is, or is reasonably likely to lead to, a Superior Proposal (as such term is defined in the Merger Agreement), the Merger Agreement provides that the Company would be required to pay Parent a termination fee of $1.2 million and reimburse Parent’s expenses up to a maximum of $750,000. The Merger Agreement also provides that the Company would be required to pay Parent a termination fee of $1.2 million and reimburse Parent’s expenses up to $750,000 if the Merger Agreement is terminated due to the Company’s breach of its covenant not to solicit proposals for alternative takeover proposals. If the Merger Agreement is terminated by the Company as a result of breach by Parent or Purchaser, the Merger Agreement provides that Parent would be required to pay the Company a termination fee of $2 million as the sole remedy for such breach (the “Parent Termination Fee”).

Parent has placed $2 million into an escrow account to secure payment of the Parent Termination Fee in the event the Merger Agreement is terminated under circumstances under which the Parent Termination Fee becomes payable. A copy of the Escrow Agreement governing the disbursement of such escrow deposit is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated in this report by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. The attached Merger Agreement is not intended to provide any other factual information about Parent, Purchaser, or the Company. The representations and warranties of each party set forth in the Merger Agreement have been made solely for the benefit of the other parties to the Merger Agreement for the purpose of allocating contractual risk between the parties to the Merger Agreement and not for the purpose of establishing matters as to fact. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement (i) may have been qualified, modified, or excepted by confidential disclosures made to the other party in connection with the Merger for the purpose of allocation of contractual risk, (ii) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors and (iii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Accordingly, the representations and warranties in the Merger Agreement should not be viewed or relied upon as characterizations of the actual state of facts about Parent, Purchaser or the Company.

On April 13, 2009, the Company issued a press release regarding the execution of the Merger Agreement. A copy of the press release is filed herewith as Exhibit 99.1.

Support Agreement

In order to induce Parent and Purchaser to enter into the Merger Agreement, all members of the Company’s Board of Directors and all executive officers of the Company (in their capacity as stockholders of the Company) entered into a Tender and Support Agreement (the “Support Agreement”) with Parent and Purchaser concurrently with the execution and delivery of the Merger Agreement. On the terms and subject to the conditions of the Support Agreement, these individuals agreed to tender in the Offer the shares of Common Stock beneficially owned by them and to vote such shares in favor of adoption of the Merger Agreement at any special stockholders’ meeting called for that purpose. A copy of the Support Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by this reference.

3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

On April 10, 2009, prior to the execution of the Merger Agreement, the Board of Directors of the Company approved an Amendment to the Shareholder Rights Agreement, dated as of January 7, 2009, between the Company and Mellon Investor Services LLC, a New Jersey limited liability company, as rights agent (the “Rights Amendment”). The Rights Amendment renders the share purchase rights issued under the Shareholder Rights Agreement inapplicable to the Offer and the Merger and the other transactions contemplated by the Merger Agreement, and provides for expiration of such rights immediately prior to the effective time of the Merger. A copy of the Rights Amendment is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Important Information

THE TENDER OFFER DESCRIBED IN THIS CURRENT REPORT ON FORM 8-K HAS NOT YET BEEN COMMENCED. THIS ANNOUNCEMENT AND THE DESCRIPTION CONTAINED HEREIN IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL OUR SHARES. AT THE TIME THE TENDER OFFER IS COMMENCED, PARENT AND PURCHASER INTEND TO FILE A TENDER OFFER STATEMENT ON SCHEDULE TO CONTAINING AN OFFER TO PURCHASE AND A FORM OF LETTER OF TRANSMITTAL RELATING TO THE TENDER OFFER, AND THE COMPANY INTENDS TO FILE A SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WITH RESPECT TO THE TENDER OFFER. PARENT, PURCHASER AND THE COMPANY INTEND TO MAIL THESE DOCUMENTS TO OUR SHAREHOLDERS. THE TENDER OFFER STATEMENT AND THE OTHER DOCUMENTS RELATING TO OUR TENDER OFFER WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER AND OUR SHAREHOLDERS

ARE URGED TO READ THEM CAREFULLY WHEN THEY BECOME AVAILABLE. THE TENDER OFFER STATEMENT AND THE OTHER DOCUMENTS RELATING TO THE TENDER OFFER WILL BE MADE AVAILABLE TO OUR SHAREHOLDERS AT NO EXPENSE TO THEM. IN ADDITION, SUCH DOCUMENTS (AND ALL OTHER DOCUMENTS FILED WITH THE SEC) WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements including statements concerning the proposed acquisition of the Company and the expected completion of the transaction. Investors are cautioned that all forward-looking statements involve risks and uncertainties and several factors could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, conditions affecting the industries in which the Company operates, the parties’ ability to satisfy the conditions to the Offer and the Merger and to consummate the transactions, the ability of the Company to realize anticipated cost savings, and other risk factors found in the Company’s annual report on Form 10-K for the year ended December 31, 2008. The forward-looking statements contained in this Current Report speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Title

2.1	Agreement and Plan of Merger by and among InFocus Corporation, Image Holdings Corporation, and IC Acquisition Corp., dated as of April 10, 2009.

4.1	First Amendment, dated as of April 10, 2009, to Rights Agreement, dated as of January 7, 2009, by and between InFocus Corporation and Mellon Investor Services, LLC, as Rights Agent.

10.1	Escrow Agreement by and among InFocus Corporation, Image Holdings Corporation, IC Acquisition Corp. and Comerica Bank, as Escrow Agent, dated as of April 10, 2009.

10.2	Tender and Support Agreement by and among Image Holdings Corporation, IC Acquisition Corp., and certain stockholders of InFocus Corporation, dated as of April 10, 2009.

99.1	InFocus Corporation Press Release dated April 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2009	INFOCUS CORPORATION

	By:	/s/ Lisa K. Prentice
Lisa K. Prentice Senior Vice President Finance, Chief Financial Officer and Secretary (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Title

2.1	Agreement and Plan of Merger by and among InFocus Corporation, Image Holdings Corporation, and IC Acquisition Corp., dated as of April 10, 2009.

4.1	First Amendment, dated as of April 10, 2009, to Rights Agreement, dated as of January 7, 2009, by and between InFocus Corporation and Mellon Investor Services, LLC, as Rights Agent.

10.1	Escrow Agreement by and among InFocus Corporation, Image Holdings Corporation, IC Acquisition Corp. and Comerica Bank, as Escrow Agent, dated as of April 10, 2009.

10.2	Tender and Support Agreement by and among Image Holdings Corporation, IC Acquisition Corp., and certain stockholders of InFocus Corporation, dated as of April 10, 2009.

99.1	InFocus Corporation Press Release dated April 13, 2009.